UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DIGITAS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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800 Boylston Street

Boston, Massachusetts 02199

April 5, 2004

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Digitas Inc. (“Digitas” or the “Company”) to be held on Thursday, May 13, 2004, at 9:00 A.M. local time, at the Company’s headquarters on the eighteenth floor of the Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199.

The Annual Meeting has been called for the purpose of (i) electing two Class I directors for a three-year term and (ii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed Thursday, March 18, 2004, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors of Digitas recommends that you vote “FOR” the election of each nominee of the Board of Directors as directors of the Company.

Please use this opportunity to take part in the affairs of Digitas. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy or vote electronically via the Internet or by telephone.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in Digitas.

Sincerely,

David W. Kenny
Chairman of the Board of Directors and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 13, 2004

Notice is hereby given that the Annual Meeting of Stockholders of Digitas Inc. (the “Company”) will be held on Thursday, May 13, 2004, at 9:00 A.M. local time, at the Company’s headquarters on the eighteenth floor of the Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199 (the “Annual Meeting”) for the purpose of considering and voting upon:

1.	The election of two Class I directors to hold office until the Company’s 2007 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed March 18, 2004 as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of Common Stock at 5:00 P.M. local time on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; (2) GO TO THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTES SUBMITTED VIA THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 12:00 MIDNIGHT BOSTON TIME ON MAY 12, 2004. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

By Order of the Board of Directors

Thomas M. Lemberg
Secretary

Boston, Massachusetts

April 5, 2004

800 Boylston Street

Boston, Massachusetts 02199

(617) 867-1000

Proxy Statement

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 13, 2004

Solicitation of Proxies

The accompanying proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 13, 2004, at 9:00 A.M. local time, at the headquarters of Digitas Inc. (“Digitas” or the “Company”) on the eighteenth floor of the Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about April 5, 2004.

Information about the Annual Meeting

Who Can Vote

Stockholders of record at the close of business on March 18, 2004 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of March 18, 2004, there were 64,079,979 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Voting by Proxy

All of the Company’s stockholders may vote by mail or in person at the Annual Meeting. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, properly executed proxies will be voted “FOR” the election of each nominee for director listed in this proxy statement. The Board of Directors is not aware of any other issue which may properly be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

Most of the Company’s stockholders may also vote their shares by telephone or by using the Internet. If you vote by telephone or by using the Internet, you do not need to return your proxy card. The instructions for voting by telephone or by using the Internet can be found with your proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Revoking a Proxy

You may revoke your proxy at any time before it is voted on any matter by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy) or at any time prior to the meeting:

•	By delivering a written notice to the Secretary of the Company;

•	By delivering an authorized proxy with a later date; or

•	By voting by telephone or over the Internet at a later date.

Number of Votes

All stockholders have one vote per share of Common Stock held. Holders of the Company’s Common Stock are not entitled to vote cumulatively for the election of directors.

Quorum

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary power to vote such shares) will be counted for the purpose of determining whether a quorum is present for the transaction of business at the meeting.

Effect of Broker Non-Votes and Abstentions

A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. These “non-voted shares” will be considered shares not present and, therefore, not entitled to vote on that matter, although these shares will be considered present and entitled to vote for other purposes, including to determine whether a quorum is present at the meeting. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the Annual Meeting. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than the election of directors).

Inspectors of Election

The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify stockholders are independent and are not employees of the Company.

Proposal 1—Election of Directors (Item 1 on Proxy Card)

The Company’s Board of Directors is divided into three classes, with members of each class holding office for three-year terms, with one class being elected at each annual meeting. There are currently two Class I directors, whose term of office will continue until the 2004 annual meeting of stockholders, two Class II directors, whose term of office will continue until the 2005 annual meeting of stockholders and three Class III directors, whose term of office will continue until the 2006 annual meeting of stockholders (in all cases, subject to the election and qualification of their successors or their earlier death, resignation or removal).

At the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares represented by each properly executed proxy for the election of Robert R. Glatz and David W. Kenny as Class I directors, unless authority to vote for the election of the nominee is withheld by marking the proxy to that effect. Messrs. Glatz and Kenny are currently directors of the Company. Your proxy cannot be voted for a greater number of directors than two, the number of nominees named by the Board of Directors.

The Class I directors elected will hold office until Digitas’ annual meeting of stockholders to be held in 2007 and until their successors are elected and qualified. Each nominee has indicated his willingness to serve, if elected; however, if the nominee should be unable or unwilling to stand for election, the person acting under the proxy may vote the shares represented by each properly executed proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected.

Vote Required for Approval

The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of each nominee as a director of the Company.

Information Concerning Directors

All of the Company’s directors are listed below with their principal occupation and business experience for at least the past five years, the names of other publicly held companies of which they serve as a director, and their age and length of service as a director of the Company.

NOMINEES FOR TERM EXPIRING IN 2007 (CLASS I DIRECTORS)

Robert R. Glatz, Age 49, Director since 2003

Retired Global Managing Partner, Corporate Development, PricewaterhouseCoopers Consulting

Mr. Glatz served as the Global Managing Partner, Corporate Development, of PricewaterhouseCoopers (PwC) Consulting from July 2001 until the sale of the business in October 2002. Prior to that assignment, Mr. Glatz served in the same role for all lines of business within PwC, overseeing acquisition, joint venture, alliance, and divestiture activities. Mr. Glatz began his career on the Price Waterhouse (PW) audit staff and later spent over ten years in the tax practice. He held leadership roles in both the tax and consulting businesses and also served as a member of the Management Committee of PW. He holds a degree in accounting from The Ohio State University and is a certified public accountant.

David W. Kenny, Age 42, Director since 1997

Chairman and Chief Executive Officer of Digitas

Mr. Kenny joined the Company as Vice Chairman in January 1997. He was named Chief Executive Officer in August 1997 and Chairman in January 1999. From 1991 to 1997, Mr. Kenny was a partner at Bain & Company, a strategy consulting firm, and was named to its Policy Committee in 1995. He holds a B.S. degree from the General Motors Institute (now Kettering University) and an M.B.A. from Harvard Business School. Mr. Kenny also serves as a director of The Corporate Executive Board and as a director of Teach for America.

DIRECTORS WHOSE TERMS EXPIRE IN 2005 (CLASS II DIRECTORS)

Arthur Kern, Age 57, Director since 1999

Private Investor

Prior to investing in media and marketing services companies, Mr. Kern was co-founder and Chief Executive Officer of American Media, a group owner of commercial radio stations sold to AMFM (now part of Clear Channel Communications) in 1994. He holds a B.A. from Yale University. He also serves on the board of directors of Yahoo!, Inc., a global Internet company.

Gail J. McGovern, Age 52, Director since 2004

Professor of Management Practice, Harvard Business School

Prior to joining Harvard University in June 2002, Ms. McGovern was president of Fidelity Personal Investments, a unit of Fidelity Investments. Ms. McGovern joined Fidelity in September 1998 as president of Distribution and Services. Previously she was Executive Vice President of the Consumer Markets Division at AT&T. Ms. McGovern received a degree in theoretical mathematics from Johns Hopkins University and an MBA from Columbia University. She is a member of the Children’s Hospital (Boston) Board of Trustees, the Board of Trustees of Johns Hopkins University, the Board of Directors of the Hartford Financial Services Group, and the Board of Directors of DTE Energy.

DIRECTORS WHOSE TERMS EXPIRE IN 2006 (CLASS III DIRECTORS)

Gregor S. Bailar, Age 40, Director since 2001

Executive Vice President and Chief Information Officer, Capital One Financial Corp.

Mr. Bailar joined Capital One Financial, a financial services company, in November 2001 as Executive Vice President and Chief Information Officer, and is responsible for all technology activities for Capital One’s businesses globally. Prior to joining Capital One, Mr. Bailar served as Chief Information Officer and Executive Vice President for Operations and Technology for the National Association of Securities Dealers/The Nasdaq Stock Market, from January 1998 until October 2001. From May 1997 until January 1998, Mr. Bailar was Managing Director and Vice President of Advanced Development, Global Corporate Banking, for Citicorp N.A. Mr. Bailar served as Chief Technology Architect and Director of Enterprise Technology, and Division Executive of Global Relationship Banking for Citicorp, N.A. from May 1994 to April 1997. He holds a degree in Electrical Engineering and Computer Science from Dartmouth College. He also serves on the board of directors for Red Oak Software.

Michael E. Bronner, Age 44, Director since 1980

Founder and Chairman, Upromise, Inc. (a college savings network)

Mr. Bronner is Founder and Chairman of Upromise, Inc., a college savings network. He also founded Digitas Inc. in 1980, serving as its Chief Executive Officer until September 1997 and as its Chairman until January 1999. He is the Chairman Emeritus of Digitas.

Philip U. Hammarskjold, Age 39, Director since 1999

Managing Director, Hellman & Friedman LLC (private equity investment firm)

Mr. Hammarskjold joined Hellman & Friedman LLC in 1992, became a partner in January 1996, and has served as a Managing Director of Hellman & Friedman LLC since January 1998. He holds a B.S.E. from Princeton University and an M.B.A. from Harvard Business School. He also serves on the board of directors of Upromise, Inc.

The Board of Directors recommends that the stockholders vote FOR the election of the nominees as directors of the Company.

Committees of the Board of Directors

The Board of Directors of the Company held nine meetings in 2003. During 2003, each of the directors attended at least 75 percent of the total number of meetings of the Board and of the committees of the Board for which he was a member, except for Messrs. Bunce and Healy. The Board of Directors has determined that each of Messrs. Glatz, Kern, Bailar, Bronner and Hammarskjold and Ms. McGovern is an “independent director” in accordance with newly-adopted Nasdaq listing requirements. Therefore, the Company currently has a majority of “independent directors”. The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Since January 1, 2003, the Audit Committee has consisted of Philip Hammarskjold, its chairman, Gregor Bailar and Arthur Kern. The Board of Directors has determined that Messrs. Hammarskjold, Bailar and Kern are “independent” as defined in The Nasdaq Stock Market’s Marketplace Rules. The Audit Committee held seven meetings in 2003. The Audit Committee oversees the accounting, auditing, and financial reporting processes of the Company as well as the Company’s compliance with applicable laws, rules and regulations. Each year, it recommends to the Board a firm of independent public accountants to serve as the Company’s auditors. The Audit Committee reviews with such auditors the scope and results of their audit, fees for their services, and their independence with respect to the Company. The Audit Committee also establishes and periodically reviews the Company’s accounting policies and internal accounting controls. The Board of Directors has determined that Mr. Hammarskjold qualifies as the “audit committee financial expert” under the Exchange Act by means of his experience identified in this proxy statement under “Information Concerning Directors.” The Board of Directors has also determined that he is “independent” under the Exchange Act. The charter for the Audit Committee is attached as Exhibit A to this proxy statement and is also available on the Company’s website at www.digitas.com.

From January 1, 2003 to February 26, 2004, the Compensation Committee consisted of Arthur Kern, its chairman, Gregor Bailar and Patrick Healy. On February 26, 2004, Mr. Healy ceased to be a member of the Compensation Committee in connection with his resignation from the Board of Directors. Since that date, the Compensation Committee has consisted of Messrs. Kern and Bailar. The Board of Directors has determined that each of them is “independent” as defined in The Nasdaq Stock Market’s Marketplace Rules. The Compensation Committee held two meetings in 2003. It is responsible for reviewing and recommending to the Board of Directors the amount and type of consideration to be paid to senior management, administering the Company’s stock plans and establishing general policies relating to the compensation and benefits of employees. The Compensation Committee also recommends compensation policies and amounts for the Board of Directors. Members of the Compensation Committee conferred regularly with the Chief Executive Officer and the Chief People Officer on issues of incentive compensation and recruiting. The charter for the Compensation Committee is available on the Company’s website at www.digitas.com.

The Nominating and Corporate Governance Committee (the “Nominating Committee”), whose members are Michael Bronner, Philip Hammarskjold and Arthur Kern, its chairman, was established in May of 2003. The Board of Directors has determined that Messrs. Bronner, Hammarskjold and Kern are “independent” as defined in The Nasdaq Stock Market’s Marketplace Rules. The Nominating Committee held one meeting in 2003. It is responsible for recommending to the Board of Directors of the Company criteria for membership on the Board of Directors, identifying individuals qualified to serve on the Board of Directors and recommending individuals for selection by the Board of Directors as director nominees for election at each annual meeting of the Company’s stockholders. The Nominating Committee is also responsible for developing and recommending to the Board of Directors corporate governance guidelines applicable to the Company and overseeing the annual evaluation of the Board of Directors. The charter for the Nominating Committee (the “Nominating Committee Charter”) is available on the Company’s website at www.digitas.com.

The Nominating Committee has a policy that it will review and evaluate the qualifications of any director candidates who have been recommended by stockholders of the Company in compliance with the policies set forth in the Nominating Committee Charter. According to this policy, any stockholder submitting a recommendation for a director candidate must submit it to the Secretary of the Company at the Company’s corporate headquarters not later than the 120th calendar day before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. The Secretary of the Company will forward all recommendations to the Nominating Committee. The stockholder’s recommendation must include information required by the Nominating Committee Charter, including information about the stockholder making the recommendation and about the proposed director candidate. The Nominating Committee believes that any nominee that it recommends for a position on the Company’s Board of Directors must possess the highest personal and professional integrity, exceptional ability and judgment and such other characteristics as it deems appropriate to demonstrate that he or she would be highly effective, in conjunction with the other directors and nominees for director, in serving the best interest of the Company’s stockholders. The Nominating Committee may solicit recommendations for director nominees from non-management directors, the Company’s Chairman, Chief Executive Officer or other executive officers, third-party search firms or any other source that it deems appropriate. To evaluate any potential nominee, the Nominating Committee will review and evaluate the qualifications of any proposed director candidate and conduct inquiries into his or her background to the extent that it deems appropriate under the circumstances. In identifying and evaluating proposed director candidates, the Nominating Committee may consider, in addition to the criteria approved by the Board, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board. All proposed director candidates will be evaluated in the same manner, regardless of the source of the initial recommendation.

The Executive Committee, whose members are David Kenny and Philip Hammarskjold, did not meet in 2003. Between regularly scheduled meetings of the Board of Directors, the Executive Committee is vested with all powers and authority of the Board of Directors in the management of the business and affairs of the Company that may lawfully be delegated to a committee of the Board of Directors under Delaware law.

The Company does not have a policy with respect to directors’ attendance at the Company’s annual meeting of stockholders. One member of the Company’s Board of Directors attended the 2003 annual meeting of stockholders. The Board of Directors provides a process for stockholders to directly and confidentially communicate with it. Information regarding this process appears in the Corporate Governance Guidelines adopted by the Company’s Board of Directors and is available on the Company’s website at www.digitas.com.

Compensation of Directors

Company employees are not compensated for serving on the Board of Directors or committees of the Board. Under the Company’s current Board compensation plan, beginning in May, 2004, non-employee directors will each receive annual cash compensation of $25,000 and options to purchase common stock of the Company under the Company’s 2000 Stock Option and Incentive Plan equal in value to $25,000 using an option pricing model calculation. In addition, non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending the meetings of the Board of Directors.

Since their election to the Board of Directors, the Company has granted to each of Messrs. Bronner and Kern non-qualified options to purchase 176,000 shares of the Company Common Stock. Of those options, 156,000 were granted to Mr. Kern on June 1, 1999, have an exercise price of $2.52 per share and became exercisable in full on June 1, 2002. The 156,000 options granted to Mr. Bronner were granted on December 2, 1999, have an exercise price of $8.75 per share and became exercisable in full on December 2, 2002. An additional 10,000 options were granted to each of Messrs. Bronner and Kern on March 1, 2001 at an exercise price of $4.9375 per share and became exercisable in full on March 1, 2004. An additional 10,000 options were granted to each of Messrs. Bronner and Kern on January 2, 2002 at an exercise price of $3.90 per share and become exercisable in full on January 2, 2005, regardless of whether such individuals are serving as directors of the Company at that time.

The Company has granted to Mr. Bailar non-qualified options to purchase 40,000 shares of Company Common Stock. Of those options, 30,000 were granted to Mr. Bailar on November 14, 2001, have an exercise price of $2.19 per share and become exercisable in full on November 14, 2004, regardless of whether he is serving as a director of the Company at that time. An additional 10,000 options were granted to Mr. Bailar on January 2, 2002 at an exercise price of $3.90 per share and become exercisable in full on January 2, 2005, regardless of whether Mr. Bailar is still serving as a director of the Company at that time.

Executive Officers

The names and ages of all executive officers of the Company and, unless previously set forth above, the principal occupation and business experience for at least the last five years for each are set forth below.

Name	Age	Position
David W. Kenny	42	Chairman and Chief Executive Officer
Jeffrey J. Cote	37	Executive Vice President, Chief Financial Officer and Chief Operating Officer
Robert L. Cosinuke	43	Executive Vice President, President of Global Capabilities
Thomas M. Lemberg	57	Executive Vice President, General Counsel and Strategic Relationships
Brian K. Roberts	33	Senior Vice President, Chief Accounting Officer and Controller

Jeffrey J. Cote was elected Chief Operating Officer effective January 2003, and as Chief Financial Officer effective January 2001. He joined the Company as Senior Vice President and Controller in February 2000. Prior to joining the Company, Mr. Cote was Corporate Controller of The Monitor Group, a management consulting firm, beginning in 1997. From 1989 to 1997, he was with Ernst & Young LLP, a public accounting firm, in its Tax, Audit and National Accounting groups. Mr. Cote received his B.A. and M.A. from Florida Atlantic University. He is a certified public accountant in Massachusetts and Florida.

Robert L. Cosinuke was elected President of Global Capabilities effective January 2003 after serving as President of Digitas’ Boston office from September 2000 to January 2003. He joined the Company in April 1992, was promoted to Senior Vice President in August 1997 and promoted again to Executive Vice President in October 1999. Mr. Cosinuke received his B.A. from Haverford College and his M.B.A. from Harvard Business School. He also serves on the board of directors of eDialog, Inc.

Thomas M. Lemberg joined the Company in July 2001 as Executive Vice President, General Counsel and Strategic Relationships. Prior to his appointment at Digitas, Mr. Lemberg served as Vice President and General Counsel of Lotus Development Corporation, a software company, as Senior Vice President and General Counsel of Polaroid Corporation, an imaging company, and then as Senior Vice President for Global Alliances of Polaroid. Before joining the Company, he was Managing Director and General Counsel of Cambridge Incubator, a development company. Mr. Lemberg holds a B.A. from Princeton University and a J.D. from Yale Law School.

Brian K. Roberts joined the Company in June 2001 as Senior Vice President and Controller and was appointed Chief Accounting Officer in August 2003. Prior to joining the Company, from January 2000 to June 2001, Mr. Roberts was Vice President of Finance at Idiom Technologies, Inc., a software and services provider. From 1997 through 1999, Mr. Roberts was U.S. Controller for The Monitor Group, a management consulting firm. From 1993 through 1997, Mr. Roberts was with Ernst & Young LLP, a public accounting firm, in its audit practice. Mr. Roberts received his B.S. in Accounting and Finance from Boston College. He is a certified public accountant in Massachusetts.

Each of the officers holds his respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”) adopted by the Board. The Audit Committee Charter is attached to this proxy statement as Exhibit A.

The Audit Committee has prepared the following report for inclusion in this proxy statement:

The Audit Committee has reviewed and discussed the Company’s December 31, 2003 audited financial statements with management and with Ernst & Young LLP, the Company’s independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with audit committees) as amended by Statement on Auditing Standards No. 90 (audit committee communications). In addition, the Audit Committee has also received from the independent auditors the written disclosures and the letter required by the Independence Standards Board Standards No. 1 (Independence Discussions with the Audit Committee) and has discussed with Ernst & Young LLP their independence from the Company. The Audit Committee also considered whether the auditors’ provision of non-audit services to the Company is compatible with the independence of Ernst & Young LLP.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

While the Audit Committee oversees the Company’s financial reporting process for the Board of Directors consistent with the Audit Committee Charter, management has primary responsibility for this process including the Company’s system of internal control, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. In addition, the Company’s independent auditors and not the Audit Committee are responsible for auditing those financial statements.

Respectfully submitted,

The Audit Committee
Gregor S. Bailar
Philip U. Hammarskjold
Arthur Kern

Fees Paid to Independent Auditors

The following table sets forth information regarding aggregate fees paid to Ernst & Young LLP for the fiscal years ended December 31, 2003 and 2002, respectively:

	2003	2002
Audit Fees	$375,027	$262,327
Audit-Related Fees(1)	$69,400	$10,000
Tax Fees(2)	$227,249	$56,700
All Other Fees	—	—

Total	$671,676	$329,027

(1)	Principally audits of employee benefit plans and other related services with respect to internal controls.

(2)	Principally tax compliance services (including U.S. federal and international returns) and tax examination assistance.

“Audit Related Fees” are for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements. Of the services described in the preceding table, all of such services were approved by the Audit Committee. The Audit Committee has considered whether the provisions of such services, including non-audit services, by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence and has concluded that it is.

According to policies adopted by the Audit Committee and ratified by the Company’s Board of Directors, to ensure compliance with the Securities and Exchange Commission’s rules regarding auditor independence, any services to be provided by the Company’s independent auditor must be pre-approved by the Audit Committee. The Audit Committee reviews and pre-approves on an annual basis various types of services that may be performed by the independent auditor within specified budget limitations and without specific approval of each engagement. Any services that are not within the scope of those services or budget limitations require approval by the Audit Committee with respect to each engagement.

Each request for services to be provided by the independent auditor must be reviewed either by the Company’s Chief Financial Officer or Chief Accounting Officer to determine whether the engagement requires specific approval or falls within the scope and budget of an already pre-approved type of service. Any request for services that are not already pre-approved or exceed a pre-approved budget must be submitted to the Audit Committee for pre-approval by both the independent auditor and the Chief Financial Officer or Chief Accounting Officer along with a joint statement about whether the provision of services would be consistent with the Securities and Exchange Commission’s rules on auditor independence.

Security Ownership of Executive Officers and Directors

The table below reflects the number of shares of Common Stock beneficially owned by the chief executive officer, the four other most highly paid executive officers, the directors, and all directors and executive officers of the Company as a group as of March 18, 2004. Based on the Company’s review of applicable Schedule 13D and Schedule 13G filings with the Securities and Exchange Commission, the Company believes there are no other persons that beneficially own 5% or more of the outstanding shares of Digitas Common Stock. Unless otherwise noted, the business address of the listed beneficial owner is c/o Digitas Inc., 800 Boylston Street, Boston, Massachusetts 02199.

Beneficial Owner(1)	Number of shares of Common Stock	Percent of Class (%)
DIRECTORS AND NAMED EXECUTIVE OFFICERS

David W. Kenny(2)	8,627,393	11.9
Jeffrey J. Cote(3)	320,735	*
Robert L. Cosinuke (4)	844,069	1.3
Thomas M. Lemberg(5)	106,235	*
Brian K. Roberts(6)	54,034	*
Gregor S. Bailar Capital One Financial Corp. 2980 Fairview Park Drive Falls Church, VA 22042	—	—
Michael E. Bronner(7)	1,976,460	3.1
Robert R. Glatz	—	—
Philip U. Hammarskjold Hellman & Friedman LLC One Maritime Plaza, Suite 1200 San Francisco, CA 94111	65,217	*
Arthur Kern(8)	463,816	*
Gail J. McGovern	—	—
All executive officers and directors, as a group (11 persons)(9)	12,457,959	16.8

*	Less than 1%

Table Footnotes

(1)	The number of shares of Common Stock beneficially owned by each stockholder is determined according to Rule 13d-3 issued by the Securities and Exchange Commission. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of Common Stock includes (1) any shares as to which the individual has sole or shared voting or investment authority and (2) any shares underlying options that are currently exercisable or become exercisable within 60 days. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 18, 2004 were deemed to be outstanding. We did not deem such shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)	Includes 1,000 shares held by Mr. Kenny, options held by Mr. Kenny that are currently exercisable or will become exercisable within 60 days of March 18, 2004 for 8,541,543 shares, and 84,850 shares held by a trust for the benefit of Mr. Kenny’s minor children of which Mr. Kenny’s spouse is sole trustee and as to which Mr. Kenny disclaims beneficial ownership.

(3)	Includes options held by Mr. Cote that are currently exercisable or will become exercisable within 60 days of March 18, 2004 for 320,735 shares.

(4)	Includes 1,042 shares held by Mr. Cosinuke and options held by Mr. Cosinuke that are currently exercisable or will become exercisable within 60 days of March 18, 2004 for 843,027 shares.

(5)	Includes options held by Mr. Lemberg that are currently exercisable or will become exercisable within 60 days of March 18, 2004 for 106,235 shares.

(6)	Includes 6,430 shares held by Mr. Roberts and options held by Mr. Roberts that are currently exercisable or will become exercisable within 60 days of March 18, 2004 for 47,604 shares.

(7)	Includes 883,548 shares held by Mr. Bronner and 926,912 shares held by the Bronner Irrevocable Trust, a trust for the benefit of Mr. Bronner’s minor children of which Mr. Bronner’s spouse is co-trustee as to which Mr. Bronner disclaims beneficial ownership. Includes options held by Mr. Bronner that are currently exercisable or will become exercisable within 60 days of March 18, 2004 for 166,000 shares.

(8)	Includes 297,816 shares held by the Arthur Kern Revocable Trust of which Arthur Kern has sole dispositive and voting power and options held by Mr. Kern that are currently exercisable or will become exercisable within 60 days of March 18, 2004 for 166,000 shares.

(9)	Includes outstanding options to purchase 10,191,144 shares of Common Stock that are currently exercisable or will become exercisable within 60 days of March 18, 2004.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors consists of Messrs. Bailar and Kern. Each of them is a non-employee director of the Company that qualifies as “independent” under The Nasdaq Stock Market’s Marketplace Rules. The Compensation Committee is responsible for approving executive officer compensation and for administering compensation and benefit plans for senior executives. Executive compensation programs are structured to provide overall levels of compensation opportunity that are competitive with the Company’s industry, as well as a broader spectrum of companies of comparable size and complexities. The objectives of the Company’s executive compensation programs are to:

•	attract and retain highly talented executives;

•	link rewards to performance at various levels in the organization including company, unit and individual performance; and

•	drive favorable returns and value for its shareholders.

A mix of compensation components is provided to executives to achieve these objectives. The components of the Company’s Executive Compensation Program are base salary, short-term incentive compensation through an annual cash bonus and long-term incentive compensation through grants of stock options.

Base Salary

Salaries of executive officers are derived through a combination of external and internal factors. Through a comparison of competitive industry practice as well as an assessment of each executive’s performance, scope and impact of his or her job, and the current and historic performance of the Company, Mr. Kenny recommends to the Compensation Committee a base salary for each executive officer. In 2003, base salaries of select senior executives were increased to reflect new and expanded roles and responsibilities. Salaries of newly hired executive officers reflect what the Compensation Committee believes is competitive and necessary in order to attract truly outstanding individuals instrumental to ensuring the Company’s growth.

Annual Bonus

The purpose of the Executive Annual Bonus Plan is to motivate and reward the Company’s executives for attainment of the Company’s annual financial goals, achievement of financial performance and operating objectives of each executive’s unit, and the individual performance of the executive. Bonus targets are established in the beginning of each year and reflect competitive industry practice. The bonus payable to each executive is adjusted upward or downward from the target based upon actual performance against the performance metrics. The Compensation Committee has approved a strategy that aligns bonus compensation to best practices. Consistent with this strategy, Company and individual performance against annual goals is rewarded through a cash bonus. Stock options continue to be an important component of compensation, but will be awarded based on forward looking criteria, such as projected future impact. As a result, bonuses awarded to Senior Vice Presidents and above, including the Company’s executive officers, were paid in cash only. For the three years prior to 2003, bonuses were paid in a combination of cash and stock options. All bonuses for the Company’s executive officers are reviewed and approved by the Compensation Committee.

Stock Option Plan

The Company’s 2000 Stock Option and Incentive Plan (the “Plan”) provides for grants of non-qualified stock options to all employees of the Company. However, the Plan provides for significant grants to executives of the Company who are in a position to make major contributions to the Company’s growth and profitability. Consistent with the new strategy approved by the Compensation Committee in 2003, stock options are granted to

Senior Vice Presidents and above, including the Company’s executive officers, based on stock option guidelines for their respective positions and an evaluation of their long term potential with the company. Since the strategy was approved in 2003 and emphasizes future rather than past performance, options were not awarded to executive officers for 2003. New employees have received grants upon hiring and additional stock options are typically granted when an employee is promoted.

Deferred Compensation Plan

The Company’s Deferred Compensation Plan also assists in retaining and attracting executive employees by providing them with tax deferred savings opportunities. Under the Deferred Compensation Plan, a select group of executives and highly compensated employees, including the Company’s executive officers, may defer up to 100% of their base salary and incentive cash compensation.

CEO Compensation

The compensation of Mr. Kenny, who serves as the Company’s Chief Executive Officer, is managed under the same set of compensation objectives and programs as the other executive officers and changes approved by the Compensation Committee to the bonus and stock option structure applied as well to Mr. Kenny. Effective in 2003, Mr. Kenny’s base compensation was increased to $562,500. This was the first increase in Mr. Kenny’s base salary since he joined the Company in 1997 (excluding the 2002 reinstatement of his original salary level following a temporary reduction for cost containment purposes). Mr. Kenny’s 2003 annual bonus reflects his outstanding accomplishments and leadership against the Company’s performance objectives and his individual performance goals. Mr. Kenny’s bonus, similar to other senior executives, was paid in cash only, rather than a combination of cash and stock options, which was the company’s practice for the prior three years.

IRS Limits on Tax Deductibility of Compensation

The Securities and Exchange Commission requires that this report comment upon the Company’s policy with respect to Section 162(m) of the Internal Revenue Code of 1986, under which the Company may not deduct certain forms of compensation in excess of one million dollars paid to an executive officer listed in the Summary Compensation Table unless certain requirements are met. The Committee’s policy is to balance the deductibility of compensation with the need to provide appropriate and competitive financial rewards to Company executives.

Respectfully submitted,

The Compensation Committee
Gregor S. Bailar
Arthur Kern

Summary Compensation

The following table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to, the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company, each of whom earned in excess of $100,000 in salary and bonus during fiscal year 2003 (the “Named Executive Officers”).

Summary Compensation Table

					Long-term Compensation			All Other Compensation ($)
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)
David W. Kenny Chairman and Chief Executive Officer	2003 2002 2001	562,500 500,000 466,667	367,000 353,000 -0-	— — —	— — —	-0- 47,714 265,183	— — —	9,540 8,240 8,200	(1) (2) (3)

Jeffrey J. Cote Chief Financial Officer and Chief Operating Officer	2003 2002 2001	412,500 300,000 289,375	220,429 137,860 57,578	— — —	— — —	-0- 28,854 277,844	— — —	9,540 7,104 5,678	(4) (5) (6)

Robert L. Cosinuke Executive Vice President and President of Global Capabilities	2003	412,500	176,343	—	—	-0-	—	9,540	(7)

Thomas Lemberg Executive Vice President, General Counsel and Strategic Relationships	2003 2002 2001	300,000 300,000 143,269	180,000 98,500 135,962	— — —	— — —	-0- 20,610 172,500	— — —	7,870 6,548 2,470	(8) (9) (10)

Brian K. Roberts Senior Vice President, Chief Accounting Officer and Controller	2003	200,000	68,400	—	—	-0-	—	3,420	(11)

(1)	Includes (1) parking expense in the amount of $5,700, (2) insurance premiums in the amount of $840 with respect to a term life insurance policy and (3) matching contributions in the amount of $3,000 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Kenny.

(2)	Includes (1) parking expense in the amount of $5,400, (2) insurance premiums in the amount of $840 with respect to a term life insurance policy and (3) matching contributions in the amount of $2,000 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Kenny.

(3)	Includes (1) parking expenses in the amount of $4,800, (2) insurance premiums in the amount of $900 with respect to a term life insurance policy and (3) matching contributions in the amount of $2,500 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Kenny.

(4)	Includes (1) parking expense in the amount of $5,700, (2) insurance premiums in the amount of $840 with respect to a term life insurance policy and (3) matching contributions in the amount of $3,000 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Cote.

(5)	Includes (1) parking expense in the amount of $4,500, (2) insurance premiums in the amount of $604 with respect to a term life insurance policy and (3) matching contributions in the amount of $2,000 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Cote.

(6)	Includes (1) parking expenses in the amount of $1,940, (2) insurance premiums in the amount of $630 with respect to a term life insurance policy and (3) matching contributions in the amount of $3,108 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Cote.

(7)	Includes (1) parking expense in the amount of $5,700, (2) insurance premiums in the amount of $840 with respect to a term life insurance policy and (3) matching contributions in the amount of $3,000 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Cosinuke.

(8)	Includes (1) parking expense in the amount of $4,200, (2) insurance premiums in the amount of $670 with respect to a term life insurance policy and (3) matching contributions in the amount of $3,000 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Lemberg.

(9)	Includes (1) parking expense in the amount of $3,900, (2) insurance premiums in the amount of $648 with respect to a term life insurance policy and (3) matching contributions in the amount of $2,000 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Lemberg.

(10)	Includes (1) parking expenses in the amount of $2,200 and (2) insurance premiums in the amount of $270 with respect to a term life insurance policy paid by the Company on behalf of Mr. Lemberg.

(11)	Includes (1) insurance premiums in the amount of $420 with respect to a term life insurance policy and (2) matching contributions in the amount of $3,000 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Roberts.

Option Grants

The following tables set forth certain information concerning the individual grant of options to purchase Common Stock of the Company to the Named Executive Officers of the Company during 2003.

Options Granted in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(1)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Per share Exercise Price ($)	Expiration Date
					5% ($)	10% ($)
David W. Kenny	47,714	2.76%	3.99	5/2/13	119,728	303,415
Jeffrey J. Cote	28,854	1.67%	3.99	5/2/13	72,403	183,483
Robert L. Cosinuke	39,079	2.26%	3.99	5/2/13	98,061	248,505
Thomas M. Lemberg	20,610	1.19%	3.99	5/2/13	51,716	131,060
Brian K. Roberts	7,243	0.42%	3.99	5/2/13	18,175	46,058

(1)	Potential realizable values are based on assumed compound annual appreciation rates specified by the Securities and Exchange Commission. These increases in value are based on speculative assumptions and are not intended to forecast possible future appreciation, if any, of the Company’s stock price. The options will have value only if exercised, and that value will depend on the share price on the exercise date.

Option Exercise and Option Values

The following table sets forth certain information concerning option exercises by the Named Executive Officers of the Company during the year ended December 31, 2003 and the number and value of unvested options to purchase Common Stock of the Company held by the Named Executive Officers who held such options at December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

	Number of Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003 ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David W. Kenny	500,000	2,001,875	7,700,397	962,500	59,576,516	6,508,750
Jeffrey J. Cote	60,000	114,825	284,673	287,500	1,248,673	1,639,641
Robert L. Cosinuke	300,000	806,855	853,340	101,250	5,715,506	537,369
Thomas M. Lemberg	0	0	127,485	65,625	707,114	355,688
Brian K. Roberts	0	0	41,979	19,688	201,365	86,037

(1)	The value of unexercised in-the-money options held at December 31, 2003 represents the total gain which the option holder would realize if he exercised all of the in-the-money options held on December 31, 2003, and is determined by multiplying the number of shares of Common Stock underlying the options by the difference between $9.32, which is the closing price per share of our Common Stock on the Nasdaq National Market on December 31, 2003, the last trading day of 2003, and the applicable per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

Compensation Committee Interlocks and Insider Participation

From January 1, 2003 until February 26, 2004, the Compensation Committee consisted of Messrs. Bailar, Healy and Kern. On February 26, 2004, Mr. Healy ceased to be a member of the Compensation Committee in connection with his resignation from the Board of Directors. Since that date, the Compensation Committee has consisted of Messrs. Bailar and Kern. None of these individuals was at any time during the year, or at any other time, an officer or employee of the Company. No executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has or had any executive officer serving as a member of the Company’s Board of Directors or Compensation Committee.

Employment Agreements with Executive Officers

The Company has entered into employment agreements with each of Messrs. Kenny, Cote, Cosinuke, Lemberg and Roberts. Under the agreements, which are subject to annual review, these executives are entitled to annual base salaries in the following amounts: Mr. Kenny, $562,500; Mr. Cote, $425,000; Mr. Cosinuke, $425,000; Mr. Lemberg, $300,000; and Mr. Roberts, $200,000. In addition, under each employment agreement the executive is eligible to receive an annual bonus based upon his individual performance and that of the Company. The employment agreements with Messrs. Kenny, Cote, Cosinuke and Roberts each have a two-year term which automatically extends for additional one-year terms unless the Company, or the executive, elects not to renew the agreement. The employment agreement with Mr. Lemberg has a one-year term which extends for additional one-year terms upon mutual agreement. Each employment agreement can be terminated during its term by the Company or by the executive. Under the applicable agreement, in the event that the Company terminates the executive’s employment without “cause” (as defined in the agreement) or if the executive terminates his employment because the Company breached certain provisions of his employment agreement and failed to cure the breach, Mr. Kenny is eligible to receive two years of base salary, bonus and group health benefits and his unvested stock options will become vested according to the provisions of the applicable stock option plan; Messrs. Cote and Cosinuke, are each eligible to receive one year of base salary, bonus and group health benefits; Mr. Lemberg is eligible to receive base salary for the remainder of his contract term and group health benefits; and Mr. Roberts is eligible to receive six months of base salary and group health benefits. If any employment agreement is terminated by the Company for cause, or by the executive without “good reason” (as defined in the agreement), the executive receives his base salary through the date of termination and any other bonus payments or benefits in which he is vested as of the date of termination. If any termination is due to disability, the executives would receive those same payments and benefits as well as benefits under any long-term disability insurance coverage, and Mr. Lemberg would receive an additional 90 days of base salary. If any termination is due to the executive’s death, he receives his base salary for 90 days thereafter and any other bonus payments or benefits in which he is vested as of the date of his death.

The employment agreements of Messrs. Kenny, Cote, Cosinuke and Roberts provide additional benefits if, within two years following a corporate change of control (as defined in the agreement), the executive’s employment is terminated, either by the Company without cause or by the executive, due to a material adverse change in his title, duties, status, reporting relationship, authority, responsibilities, or compensation, or if his principal place of employment immediately prior to the change in control is relocated more than 50 miles from such place of employment. Under such circumstances, all unvested stock options held by those executive will become immediately vested. In addition to the vesting of those options (and the benefits otherwise associated with the Company’s termination of the executives employment agreement without “cause” or the executives termination of his employment for “good reason”), under such circumstances Mr. Cote would receive an additional one year of base salary and bonus and Mr. Roberts would receive an additional six months of base salary.

Comparison of Stockholder Return

The following performance graph compares the Company’s cumulative total return on its Common Stock since its initial public offering on March 14, 2000 with the total return of the Nasdaq Market Index and a peer group selected by the Company. The following companies selected by the Company comprise a peer group in the Company’s industry: Accenture Ltd., aQuantive, Inc., Interpublic Group of Companies Inc., Modem Media, Inc., Omnicom Group Inc., Publicis Groupe S.A., Sapient Corporation, and WPP Group PLC. The comparison assumes the investment of $100 on March 14, 2000 in the Company’s Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

	3/14/00	3/31/00	6/30/00	9/30/00	12/31/00	3/31/01	6/30/01	9/30/01	12/31/01	3/31/02	6/30/02	9/30/02	12/31/02	3/31/03	6/30/03	9/30/03	12/31/03
DIGITAS INC.	100.00	102.08	67.97	73.96	21.10	19.53	18.33	9.59	16.75	22.83	18.95	9.17	14.42	13.46	20.80	30.25	38.83
PEER GROUP INDEX	100.00	102.36	93.29	74.57	77.75	69.07	65.78	47.56	72.85	78.42	51.44	43.39	48.75	38.96	53.43	56.84	67.54
NASDAQ MARKET INDEX	100.00	98.83	85.01	78.44	52.71	39.74	46.58	32.35	42.16	39.96	32.05	25.71	29.36	29.51	35.74	39.48	44.23

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (collectively, “Section 16 Persons”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market, Inc. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Except as described below, based solely on the Company’s review of the copies of such forms received by the Company, or written representations from certain Section 16 persons that no Section 16(a) reports were required for such persons, the Company believes that during 2003, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

Jeffrey J. Cote inadvertently filed one late report regarding his receipt on December 31, 2002 of options to purchase common stock of the Company. That transaction was reported on a Form 4 on January 31, 2003.

Robert L. Cosinuke inadvertently filed one late report regarding his receipt on December 31, 2002 of options to purchase common stock of the Company and one late report relating to his May 9, 2003 disposition of shares of common stock of the Company. His receipt of options was reported on an amended Form 3 on January 31, 2003 and his disposition of shares was filed on a Form 4 on May 19, 2003.

Michael E. Bronner inadvertently filed one late report regarding his August 8, 2003 disposition of shares of common stock of the Company and one late report regarding the August 8, 2003 disposition of shares of common stock held in trust for the benefit of his minor children. Both of those transactions were reported on a Form 4 filed on September 8, 2003.

OTHER MATTERS

Market Value

On December 31, 2003, the closing price of a share of the Company’s Common Stock on the Nasdaq National Market was $9.32.

Expenses of Solicitation

Cost of Soliciting Proxies

The Company has retained InvestorCom, Inc. to aid in the solicitation of proxies, at an estimated cost of $10,000 plus reimbursement for reasonable out-of-pocket expenses. The Company will also bear the cost of making solicitations from its stockholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail or in person by directors, officers, or employees of the Company and its subsidiaries.

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

Auditor

On March 27, 2002, the Audit Committee of the Board of Directors of Digitas informed Arthur Andersen LLP (“Arthur Andersen”), the Company’s independent public accountants for the fiscal year ended December 31, 2001, of its decision to no longer engage Arthur Andersen as the Company’s independent public accountants. On April 1, 2002, the Company engaged Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent public accountants for the full year ended December 31, 2002. On April 3, 2002, Digitas filed a Form 8-K announcing this change in independent public accountants.

Ernst & Young’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2001 and 2000, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to the Company’s Annual Report on Form 10K for the year ended December 31, 2002 is a copy of Arthur Andersen’s letter, dated March 28, 2002, stating its agreement with such statements.

During the fiscal years ended December 31, 2001 and 2000 and through March 27, 2002, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Board of Directors selected the firm of Ernst & Young LLP, independent auditor for the Company for the fiscal year 2002, to serve as the Company’s independent auditor for the fiscal year ended December 31, 2003. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Copies of Annual Report on Form 10-K

Upon request, Digitas will provide a free copy of its 2003 Annual Report on Form 10-K for the fiscal year ended December 31, 2003 to any stockholder of record. If you would like a copy, please call (617) 867-1988 or write to Investor Relations, Digitas Inc., 800 Boylston Street, Boston, Massachusetts 02199. Copies of exhibits to the Annual Report on Form 10-K will be available at a price of $.10 per page.

Submission of Stockholder Proposals for 2005 Annual Meeting

Stockholder proposals intended to be presented at the Company’s 2005 annual meeting of stockholders must be received by the Company on or before December 5, 2004 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. Any proposal submitted after that date will be untimely. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy and should be mailed to: Secretary/General Counsel, Digitas Inc., 800 Boylston Street, Boston, Massachusetts 02199.

The Company’s Bylaws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company’s proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation (as set forth in the Bylaws and, to the extent applicable, the Nominating Committee Charter) to the Company’s Secretary at its principal executive office not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date, the stockholder must provide written notice not earlier than the close of business on the 120th day prior to the scheduled date of the annual meeting and not later than the later of (i) the 90th day prior to the scheduled date of the annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; (2) GO TO THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTES SUBMITTED VIA THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 12:00 MIDNIGHT BOSTON TIME ON MAY 12, 2004. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

EXHIBIT A

DIGITAS INC.

Charter for the Audit Committee of the Board of Directors

Amended and Restated January 15, 2004

Purpose:

•	The primary responsibility of the Audit Committee of the Board of Directors of Digitas Inc. is to assist the Board in fulfilling its responsibilities relating to the Company’s reporting processes by monitoring:

1.	the integrity and quality of the financial statements of the Company;

2.	the internal control and financial reporting environment of the Company;

3.	the compliance by the Company with applicable governmental laws, rules and regulations; and

4.	the independence and performance of the Company’s independent auditor (“Auditor”).

Membership / Resources:

•	The Committee shall consist of at least three directors elected by the Board, each of whom must (1) be “independent” as defined in Rule 4200(a)(15) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “NASDAQ Independence Rules”) and as defined in Section 10A(m)(3) of the Securities Exchange Act of 1934 and Rule 10A-3(b)(1) thereunder (the “SEC Independence Rules”), and (2) be able to read and understand fundamental financial statements. At least one of the members must have past employment experience in finance or accounting or any other comparable experience or background which results in the individual’s financial sophistication.

•	The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

•	Notwithstanding the foregoing, one director who is not independent under the Nasdaq Independence Rules but who is independent under the SEC Independence Rules, and is not a current officer or employee, or a family member of such person, would be permitted to be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Audit Committee is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve on the Audit Committee for more than two years and may not chair the Audit Committee.

•	The Committee shall have appropriate funding, as determined by the Committee, for payment of compensation to any special legal counsel or other consultants employed by the Committee, any public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and ordinary administrative expenses of the Committee that are necessary and appropriate in carrying out its duties.

Committee Duties and Operating Policies:

The Committee shall:

•	Be directly responsible for oversight of the work of the Auditor (including resolution of disagreements between management and the Auditor regarding financial reporting) and instruct the Auditor that the Auditor shall report directly to the Audit Committee.

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•	Ensure that the Auditor submits an annual, formal, written report regarding the Auditor’s independence consistent with Independence Standards Board - Standard 1; discuss such report with the Auditor and recommend that the Board take appropriate action to oversee the independence of the Auditor.

•	Consider the appropriateness of an internal audit function, and review and approve the appointment of senior internal audit executives. If the Company has an internal audit function, review any significant reports to management prepared by the internal auditors and also review the response of management.

•	Consider, in consultation with the Auditor and management, the audit scope and work plan of the Auditor, and the internal auditor if applicable. Approve the terms of engagement and compensation to be paid to the Auditor. Approve the retention of the Auditor for any non-audit service and the fee for such service.

•	Review, at least quarterly, in executive session with the Auditor, any problems or difficulties the Auditor may have encountered in the course of its work, any restrictions on the scope of activities or access to required information, any disagreements with management and any management letter provided by the Auditor and the Company’s response to that letter.

•	Review, at least quarterly, in executive session with the chief financial officer (and also with the senior internal auditing officer, if the Company has such) any problems or difficulties the chief financial officer may have encountered in carrying out his duties.

•	Establish and review, at least annually, the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the procedures for confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Consider and review with the Auditor and management:

1.	The annual financial statements, including significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

2.	The adequacy of the Company’s internal controls and procedures for financial reporting and suggested changes and improvements to the Company’s accounting practices or internal control environment, and management’s responses thereto;

3.	The Company’s major risk exposures to financial statement integrity and internal controls, and the steps taken to monitor and mitigate such exposures;

4.	Major issues regarding and changes to the Company’s auditing and accounting principles and practices, as raised by the Auditor, management or internal auditors;

5.	The effect of any off-balance sheet structures and of proposed regulatory and accounting changes on the Company’s financial statements;

6.	The Company’s quarterly financial statements prior to the announcement of quarterly financial results and the filing of the Company’s Form 10-Q, including the results of the Auditor’s reviews of the quarterly financial statements; and

7.	Any correspondence with regulators and government agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Obtain from management and the Auditor assurance that the Company is in conformity with applicable legal requirements and the Company’s Code of Conduct, including, in particular, disclosures of any insider and affiliated party transactions.

•	Obtain from the Auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

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•	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance polices and any material reports or inquiries received from regulators or governmental agencies.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Report to the Board, at least annually, concerning the activities of the Committee.

•	Advise the Board, at least annually, with respect to the Company’s policies and procedures regarding compliance with applicable laws, rules and regulations and with the Company’s Code of Conduct.

•	Review and reassess the adequacy of this Charter annually and submit any recommended changes to the Board for approval.

In fulfilling its responsibilities, the Committee shall meet at least annually with the chief financial officer, any senior internal auditing executive and the Auditor in separate executive sessions.

While the Committee has the responsibilities and power set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such activities are the responsibility of management and the Auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the Auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

David W. Kenny	Philip U. Hammarskjold
Chairman of the Board	Chairman of the Audit Committee

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DIGITAS Inc. | 800 Boylston Street, Boston, MA 02199

[Front of Proxy Card]

DIGITAS INC.

800 Boylston Street

Boston, Massachusetts 02199

Proxy for the 2004 Annual Meeting of Stockholders

May 13, 2004

This Proxy is Solicited on Behalf of the Board of Directors of Digitas Inc.

The undersigned acknowledge(s) receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 5, 2004, and hereby constitutes and appoints Jeffrey J. Cote and Thomas M. Lemberg (the “Proxies”) and each of them as Proxies of the undersigned, each with the power to appoint his substitute and to act alone, and authorizes each of them acting singly, to represent and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of Digitas Inc. (the “Company”) held of record by the undersigned on March 18, 2004, at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 13, 2004 at 9:00 a.m., local time, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are indicated, this proxy will be voted “FOR” the election of the nominees set forth in Proposal 1. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations may vote this proxy in one of the following ways: (1) call the toll-free telephone number 1-800-PROXIES and follow the instructions; (2) go to the website address www.voteproxy.com and follow the on-screen instructions to vote over the Internet; or (3) mark, sign, date and promptly return this proxy in the postage-paid envelope provided.

The Board of Directors Recommends a Vote FOR Proposal 1

Appearing on the Reverse Side hereof.

(The Board of Directors recommends a vote FOR the nominees for director.) PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: o Robert R. Glatz o David W. Kenny

2.      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof as to which discretionary authority may be granted.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1. This proxy also confers discretionary authority with respect to any business as may properly come before the meeting or any adjournment or postponement thereof as to which discretionary authority may be granted.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: ●

To change the address on your account, please check the box at right and        ☐

indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.